UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	February 17, 2011

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 ASH STREET, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2034

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2011, Sempra Energy’s Board of Directors elected Alan L. Boeckmann to the board.  Mr. Boeckmann was also named to serve on the board’s Compensation Committee and its Corporate Governance Committee.

Mr. Boeckmann, age 62, is the Non-Executive Chairman of the Board of Directors of Fluor Corporation, a leading engineering, procurement, construction, and maintenance services company.  From 2002 to early 2011, Mr. Boeckmann was the Chairman and Chief Executive Officer of Fluor.  Prior to that, he held a number of senior management and operating positions at Fluor.  Mr. Boeckmann is also a director of BHP Billiton and a member of the board of the National Petroleum Council.

Mr. Boeckmann will participate in the company’s standard compensation program for non-employee directors, as described in Sempra Energy’s proxy statement filed with the Securities and Exchange Commission on March 26, 2010.  There are no arrangements or understandings between Mr. Boeckmann and any other persons pursuant to which he was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Mr. Boeckmann and Sempra Energy or any of its subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: February 22, 2011	By: /s/ Joseph A. Householder
Joseph A. Householder Senior Vice President, Controller and Chief Accounting Officer